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EXHIBIT 99.2

[HOWE BARNES HOEFER & ARNETT LETTERHEAD]

November 15, 2007

Stockmans Financial Group
9340 East Stockton Boulevard
Elk Grove, California 95624

  Re:
  Joint Proxy Statement/Prospectus of Stockmans Financial Group and PremierWest Bancorp and Registration Statement on Form S-4 of PremierWest Bancorp

Ladies and Gentlemen:

        We hereby consent to the use of our opinion letter dated October 19, 2007 to the Board of Directors of Stockmans Financial Group as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, not do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

HOWE BARES HOEFER & ARNETT, INC.
By	/s/ MATTHEW C. BOBA Matthew C. Boda Executive Vice President and General Counsel

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  EXHIBIT 99.2